LADD FURNITURE, INC. AND SUBSIDIARIES - Supplemental Financial Data
April 15, 1997  CONTACT: John J. Ong, CFA       (910) 888-6353



CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                     Quarters Ended
In thousands, except per share data                 3/30/96*             6/29/96        9/28/96        12/28/96        3/29/97
Net sales                                           $135,260             123,483        120,447        118,267        123,368
Cost of sales                                        116,038             100,220         99,369         96,070        100,873
    Gross profit                                      19,222              23,263         21,078         22,197         22,495
Selling, general and administrative expenses          21,788              19,110         16,852         16,613         17,552
Restructuring expense                                  5,149                (279)          (892)          (547)          --
    Operating income (loss)                           (7,715)              4,432          5,118          6,131          4,943
Other deductions:
    Interest expense                                   2,660               3,058          3,182          3,169          3,005
    Other deductions (income), net                     1,284                 317         (1,343)           141          1,085
                                                       3,944               3,375          1,839          3,310          4,090
Earnings (loss) before income taxes                  (11,659)              1,057          3,279          2,821            853
Income tax expense (benefit)                          (4,664)               (108)         1,477          1,263            333
    Net earnings (loss)                             $ (6,995)              1,165          1,802          1,558            520
Net earnings (loss) per common share                $  (0.91)               0.15           0.23           0.20           0.07
Weighted average number of common
    shares outstanding                                 7,725               7,723          7,721          7,720          7,720


  * The 1996 quarterly results reflect the company's sale of its Fournier Furniture business effective February 26, 1996, and the liquidation of its Daystrom Furniture business during the second half of the year.




CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


Dollar amounts in thousands                                             3/30/96       6/29/96       9/28/96     12/28/96     3/29/97
Assets
Current assets:
    Cash                                                                $  1,049          430        1,713          469          151
    Trade accounts receivable, net                                        77,579       72,429       75,736       66,730       72,786
    Inventories                                                           91,386       94,394       86,428       84,484       87,825
    Prepaid expenses and other current assets                             20,263       17,179        8,337        5,768        6,831
        Total current assets                                             190,277      184,432      172,214      157,451      167,593
Property, plant and equipment, net                                        82,652       82,633       78,543       74,729       68,580
Intangible and other assets, net                                          78,900       79,996       81,088       81,415       80,551
                                                                        $351,829      347,061      331,845      313,595      316,724
Liabilities and Shareholders' Equity
Current liabilities:
    Current installments of long-term debt                              $  3,563        3,511        5,136        5,093        6,676
    Short-term bank borrowings                                             5,000         --           --           --           --
    Trade accounts payable                                                25,984       31,373       27,766       24,358       25,120
    Accrued expenses and other current liabilities                        32,620       32,858       28,965       30,084       32,940
        Total current liabilities                                         67,167       67,742       61,867       59,535       64,736
Long-term debt, excluding current installments                           148,687      149,637      138,234      125,859      122,694
Deferred and other liabilities                                            17,549       10,045       10,258        5,125        5,639
        Total liabilities                                                233,403      227,424      210,359      190,519      193,069
Total shareholders' equity                                               118,426      119,637      121,486      123,076      123,655
                                                                        $351,829      347,061      331,845      313,595      316,724
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